UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 18, 2023

(Exact name of registrant as specified in its charter)

Ohio	001-33653	31-0854434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza	,	Cincinnati	,	Ohio	45263
(Address of Principal Executive Offices)					(Zip Code)
(800) 972-3030
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	FITB	The	NASDAQ	Stock Market LLC
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I	FITBI	The	NASDAQ	Stock Market LLC
Depositary Shares Representing a 1/40th Ownership Interest in a Share of 6.00% Non-Cumulative Perpetual Class B Preferred Stock, Series A	FITBP	The	NASDAQ	Stock Market LLC
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 4.95% Non-Cumulative Perpetual Preferred Stock, Series K	FITBO	The	NASDAQ	Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 18, 2023, the Board of Directors of Fifth Third Bancorp (the “Company”) appointed Jamie C. Leonard as Executive Vice President and Chief Operating Officer of the Company, effective January 2, 2024.

Mr. Leonard previously served as the Company’s Chief Financial Officer and his prior business experience is further described in the section titled, “Information About Our Executive Officers” of the Company’s Annual Report on Form 10-K filed for the fiscal year ended December 31, 2022 and is hereby incorporated by reference.

There are no arrangements or understandings between Mr. Leonard and any other person pursuant to which he was elected as an officer of the Company, and there are no family relationships between Mr. Leonard and any of the Company’s other directors or executive officers. There are no transactions in which Mr. Leonard has a direct or indirect interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

On December 18, 2023, the Board of Directors of the Company also appointed Bryan D. Preston as Executive Vice President and Chief Financial Officer of the Company, effective as of January 2, 2024.

Mr. Preston, 47, has served as Treasurer of the Company since February 2020. Previously he served as the consumer line of business chief financial officer of Fifth Third Bank from September 2017 to February 2020, assistant treasurer of Fifth Third Bank from March 2014 to September 2017, and in various other roles in finance and accounting for Fifth Third Bank from 2008 to 2014.

There are no arrangements or understandings between Mr. Preston and any other person pursuant to which he was elected as an officer of the Company, and there are no family relationships between Mr. Preston and any of the Company’s other directors or executive officers. There are no transactions in which Mr. Preston has a direct or indirect interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the related press release announcing the appointments of Mr. Leonard and Mr. Preston is attached as Exhibit 99.1 hereto.

Item 8.01 Other Events.

On December 18, 2023, the Boards of Directors of the Company and Fifth Third Bank, National Association (the “Bank”) appointed Timothy N. Spence, President and Chief Executive Officer of the Company, to the additional position of Chairman of the Board of Directors of the Company and the Bank, effective January 2, 2024. Mr. Spence replaces Nicholas K. Akins as the Board Chair of the Company and the Bank. Mr. Akins has been elected as Company’s and the Bank’s lead independent director.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 – Press Release dated December 19, 2023

Exhibit 104 – Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

Date: December 19, 2023	/s/ SUSAN B. ZAUNBRECHER

Susan B. Zaunbrecher
Executive Vice President and Chief Legal Officer